UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 8, 1997


                               MARKEL CORPORATION
             (Exact name of registrant as specified in its charter)


     Virginia                           0-15458               54-0292420
(State or other jurisdiction of       (Commission          (I.R.S. employer
incorporation or organization)        file number)      identification number)


                 4551 Cox Road, Glen Allen, Virginia 23060-3382
                    (Address of principal executive offices)
                                   (Zip code)

                                 (804) 747-0136
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                         if changed since last report)



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Item 5.  Other Events

      Markel Corporation announced January 8, 1997 that it has arranged for the sale of $150 million of 8.71% Capital Securities to be issued by Markel Capital Trust I, a statutory business trust sponsored by Markel Corporation. Proceeds from the sale of Capital Securities will be used to purchase Markel Corporation's 8.71% Junior Subordinated Deferrable Interest Debentures due January 2046. The Capital Securities and related Debentures may be redeemed on or after Jaunuary 1, 2007.

     Markel plans to use the net proceeds of the offering to reduce indebtedness and for general corporate purposes.

     The Capital Securities will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     The Company also reported that in mid-December 1996 it arranged for a $150 million syndicated revolving credit facility. This facility replaced the Company's previous $40 million revolving credit agreements.

     Markel Corporation markets and underwrites specialty insurance products and programs to a variety of niche markets. In each of these markets, the Company seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting profits and superior investment returns to build shareholder value.

Item 7. Financial Statements and Exhibits


     c)  Exhibits

The Exhibits listed on the Exhibit Index are filed as part of this report.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MARKEL CORPORATION

Date: January 8, 1997                    By: Darrell D. Martin
                                         ----------------------
                                         Executive Vice President and
                                         Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                                                            Page No.
-----------                                                            --------

10 Credit Agreement dated as of December 18, 1996 by and among Markel Corporation, the Lenders named therein and First Union National Bank of North Carolina, as Agent.


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